LAW OFFICESExhibit 5.1

Silver, Freedman, Taff & Tiernan LLP

A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

(202) 337-5502
3299 K STREET, N.W., SUITE 100 WASHINGTON, D.C. 20007 (202) 295-4500 WWW.SFTTLAW.COM	TELECOPIER NUMBER (202) 337-5502

March 17, 2025

Southern Missouri Bancorp, Inc.

2991 Oak Grove Road

Poplar Bluff, MO 63901

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Southern Missouri Bancorp, Inc., a Missouri corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) relating to the offering and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company with an aggregate offering price of up to $250,000,000 or the equivalent thereof in one or more foreign currencies, currency units or composite currencies: (i) senior debt securities (the “Senior Debt Securities”) and subordinated debt securities (the “Subordinated Debt Securities,” and together with the Senior Debt Securities, the “Debt Securities”); (ii) preferred stock, $0.01 par value per share (the “Preferred Stock”); (iii) depositary shares representing a fraction of a share of a particular class or series of Preferred Stock (the “Depositary Shares”); (iv) common stock, $0.01 par value per share (the “Common Stock”); (v) contracts to purchase or sell Debt Securities, Common Stock, Preferred Stock or Depositary Shares (the “Purchase Contracts”); (vi) units, to be comprised of two or more of the Securities, as defined below (the “Units”); (vii) warrants to purchase Debt Securities (the “Debt Warrants”); (viii) warrants to purchase Preferred Stock, Depositary Shares or Common Stock (the “Equity Warrants,” and together with the Debt Warrants, the “Warrants”); and (ix) rights entitling the holders thereof to purchase shares of Common Stock or other securities of the Company (the “Rights”). The Debt Securities, the Preferred Stock, the Common Stock, the Depositary Shares, the Purchase Contracts, the Units, the Warrants and the Rights are collectively referred to as the “Securities.”

In our capacity as the Company’s special counsel in connection with such registration, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion letter. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies and the execution in substantially the form reviewed by us and filed as exhibits to the Registration Statement of: (i) the form of indenture for the Senior Debt Securities (the “Senior Indenture”); and (ii) the form of indenture for the Subordinated Debt Securities (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”). The Indentures, each deposit agreement entered into relating to the Depositary Shares (the “Deposit Agreements”), each warrant agreement entered into relating to the Warrants (the “Warrant Agreements”), the Purchase Contracts and the documents evidencing and used in connection with the issuance and sale of the Units (the “Unit Documents”) and the Rights (the “Rights Documents”) are collectively referred to below as the “Transaction Documents.”

In connection with this opinion letter, we have also assumed that: (i) the Registration Statement, and any post-effective amendments thereto, will have become effective; (ii) a prospectus supplement for the applicable offering will have been prepared and filed with the Commission; (iii) all Securities will be issued and sold in

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March 17, 2025

compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (iv) each person signing the Transaction Documents will have the legal capacity and authority to do so; (v) at the time of any offering or sale by the Company of any shares of Common Stock and/or Preferred Stock, the Company will have such number of shares of Common Stock and/or Preferred Stock as are to be so offered and sold, authorized and available for issuance; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (vii) Securities issuable upon conversion, exchange or exercise of any Securities being offered will have been duly authorized and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

Our opinions expressed herein as to the legal validity, binding effect and enforceability of the obligations of the Company with respect to certain of the Securities are specifically qualified to the extent that the legal validity, binding effect or enforceability of such obligations may be subject to or limited by: (i) applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation, voidable preference, moratorium and other statutory or decisional laws relating to or affecting creditors’ rights generally or the reorganization of financial institutions (including, without limitation, preference and fraudulent conveyance or transfer laws), heretofore or hereafter enacted or in effect; (ii) the exercise of judicial or administrative discretion in accordance with general equitable principles, whether enforcement is sought at law or in equity including, without limitation, the exercise of judicial or administrative discretion with respect to provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; (iii) the availability of injunctive relief or other equitable remedies; and (iv) the application by courts of competent jurisdiction of laws containing provisions determined to have a paramount public interest.

We express no opinion (i) as to the enforceability of any provision or accumulation of provisions that may be deemed to be unconscionable or against public policy; (ii) as to provisions which purport to establish evidentiary standards; (iii) as to the enforceability of provisions relating to venue, governing law, disclaimers or liability limitations with respect to third parties; (iv) as to any anti-trust or state securities laws; (v) as to provisions regarding indemnification, waiver of the right to jury trial or waiver of objections to jurisdiction, each of which may be subject to limitations of public policy; (vi) as to provisions relating to waivers, waiver of remedies (or the delay or omission of enforcement thereof), disclaimers, releases of legal or equitable rights or discharges of defenses; or (vii) provisions which purport or would operate to render ineffective any waiver or modification not in writing.

Our opinions set forth below are limited to the matters expressly set forth in this opinion letter. No opinion is to be implied or may be inferred beyond the matters expressly so stated. The opinions expressed herein are limited solely to matters involving the application of the Missouri General and Business Corporation Law and the contract laws of the state of New York, and we express no opinion with respect to the laws of any other jurisdiction. To the extent that the laws of any jurisdiction other than the state of New York govern the legal validity, binding effect and enforceability of any obligation of the Company as to which we opine herein, we have assumed that the laws of such other jurisdiction do not differ, in any respect material to such opinion, from the laws of the state of New York as currently in effect and the judicial and administrative interpretations thereof. The opinions expressed herein concern only the effect of laws as now in effect and are rendered as of the date hereof. We undertake no, and hereby disclaim any, obligation to revise or supplement this opinion letter should such laws be changed by legislative action, judicial decision, or otherwise after the date of this opinion letter, or if we become aware of any facts that might change the opinions expressed herein after the date of this opinion letter.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.With respect to any Debt Securities to be issued, when: (a) the applicable Indenture (including, for purposes of this paragraph, any supplemental indenture relating thereto setting forth the particular terms of the series of Debt Securities issued) has been (i) duly authorized by the Company’s Board of Directors (the “Board”), (ii) duly executed and delivered by each party thereto and (iii) duly qualified under the Trust Indenture Act of 1939, as amended; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Debt Securities, the terms of the offering thereof and related matters; (c) the terms of the Debt Securities and of their issuance and sale have been established so as to not violate any applicable law or the Company’s articles of incorporation or bylaws, or result in a default under or a breach of any agreement or

Southern Missouri Bancorp, Inc.

March 17, 2025

instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the Debt Securities have been executed and authenticated in accordance with the terms of the Indenture; and (e) the Debt Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, or upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange or exercise as approved by the Board, then the Indenture and the Debt Securities to be issued under the Indenture will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.With respect to any shares of Preferred Stock to be issued, when: (a) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Preferred Stock, the terms of the offering thereof and related matters, including the adoption of resolutions relating to the voting, conversion and redemption rights, and other rights, preferences, privileges and restrictions, of such Preferred Stock (the “Preferred Stock Terms”); (b) the Preferred Stock Terms have been included as part of a certificate of designations duly filed with the Missouri Secretary of State; (c) the Preferred Stock Terms and the terms of the issuance and sale of the Preferred Stock have been established so as to not violate any applicable law or the Company’s articles of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (d) certificates representing the shares of Preferred Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with Missouri law) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein or (ii) upon conversion or exercise of any other Security in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.With respect to any Depositary Shares to be issued, when: (a) the related Deposit Agreement has been duly authorized and validly executed and delivered by the Company and by a depositary appointed by the Company (the “Depositary”) that meets the requirements for a depositary as described in the Registration Statement and as provided in the related Deposit Agreement; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of the Depositary Shares and related shares of Preferred Stock (the “Related Preferred Stock”), the terms of the offering thereof and related matters, including the adoption of resolutions relating to the voting, conversion and redemption rights, and other rights, preferences, privileges and restrictions, of the Related Preferred Stock (the “Related Preferred Stock Terms”); (c) the Related Preferred Stock Terms have been included as part of a certificate of designations duly filed with the Missouri Secretary of State; (d) the terms of the Depositary Shares, the Related Preferred Stock Terms and the terms of the issuance and sale of the Depositary Shares and the Related Preferred Stock have been established so as to not violate any applicable law or the Company’s articles of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (e) the shares of the Related Preferred Stock have been deposited with the Depositary; and (f) the depositary receipts representing the Depositary Shares have been duly executed, authenticated, countersigned, registered and issued, sold and delivered in the manner and for the consideration stated in the applicable Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, then the Depositary Shares will be validly issued, fully paid and nonassessable and will entitle the holders thereof to the rights specified in the Deposit Agreement and the depositary receipts.

4.With respect to any shares of Common Stock to be issued, when: (a) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and the terms of the offering of the shares of Common Stock and related matters; (b) the terms of the issuance and sale of the Common Stock have been established so as to not violate any applicable law or the Company’s articles of incorporation or bylaws, or result in

Southern Missouri Bancorp, Inc.

March 17, 2025

a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (c) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or such shares are issued in uncertificated form in accordance with Missouri law) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

5.With respect to any Purchase Contacts to be issued, when: (a) such Purchase Contracts have been duly executed and delivered by the parties thereto; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Purchase Contracts and their underlying Securities, the terms of the offering thereof and related matters; (c) the terms of the Purchase Contracts and of their issuance and sale have been established so as to not violate any applicable law or the Company’s articles of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; and (d) the Purchase Contracts have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, then the Purchase Contracts will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.With respect to any Units to be issued, when: (a) the Unit Documents have been duly executed and delivered by the parties thereto; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Units and their component Securities, the terms of the offering thereof and related matters; (c) the terms of the Units and their component Securities and of their issuance and sale have been established so as to not violate any applicable law or the Company’s articles of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the certificates, if any, evidencing the Units have been executed and authenticated in accordance with the terms of the relevant Unit Documents; and (e) the Units and their component Securities have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, then the Units will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.With respect to any Debt Warrants to be issued, when: (a) a Warrant Agreement for the Debt Warrants has been duly executed and delivered by the Company and by a warrant agent appointed by the Company; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of the Debt Warrants and their underlying Debt Securities, the terms of the offering thereof and related matters; (c) the terms of the Debt Warrants and of their issuance and sale have been established so as to not violate any applicable law or the Company’s articles of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the certificates evidencing the Debt Warrants have been executed and authenticated in accordance with the terms of the related Warrant Agreement; and (e) the Debt Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, then the Debt Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

8.With respect to any Equity Warrants to be issued, when: (a) a Warrant Agreement for the Equity Warrants has been duly executed and delivered by the Company and by a warrant agent appointed by the Company; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish

Southern Missouri Bancorp, Inc.

March 17, 2025

the terms of the Equity Warrants and their underlying Equity Securities, the terms of the offering thereof and related matters, including, in the case of Equity Warrants to purchase Preferred Stock or Depositary Shares, the adoption of resolutions relating to the applicable Preferred Stock Terms or, in the case of Equity Warrants to purchase Depositary Shares, the applicable Related Preferred Stock Terms, which Preferred Stock Terms or Related Preferred Stock Terms have been included as part of a certificate of designations duly filed with the Missouri Secretary of State; (c) the terms of the Equity Warrants and of their issuance and sale have been established so as to not violate any applicable law or the Company’s articles of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the certificates evidencing the Equity Warrants have been executed and authenticated in accordance with the terms of the related Warrant Agreement; and (e) the Equity Warrants have been issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, then the Equity Warrants will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

9.With respect to any Rights to be issued, when: (a) the documents, if any, evidencing and used in connection with the issuance and sale of the Rights that have been approved by the Board (the “Rights Documents”) have been duly executed and delivered by the parties thereto; (b) the Board has taken or caused to be taken all necessary corporate action to approve the issuance of and establish the terms of such Rights and the issuance of the underlying securities, the terms of the offering thereof and related matters; (c) the terms of the Rights and of their issuance and sale have been established so as to not violate any applicable law or the Company’s articles of incorporation or bylaws, or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court, regulatory authority or other governmental body having jurisdiction over the Company; (d) the certificates, if any, evidencing the Rights have been executed and authenticated in accordance with the terms of the relevant Rights Document; and (e) the Rights have been issued, sold and delivered in the manner and for the consideration stated in the applicable Rights Documents, upon payment of the consideration therefor provided for therein, then the Rights will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the prospectus included therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ SILVER, FREEDMAN, TAFF & TIERNAN LLP

SILVER, FREEDMAN, TAFF & TIERNAN LLP